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                                                                   EXHIBIT 23.01



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-72804) of Fair, Isaac and Company, Incorporated of our report dated January 23, 2002, except as to Note 16, to which the date is May 23, 2002, relating to the financial statements of HNC Software Inc., which appears in HNC Software Inc.'s Current Report on Form 8-K dated May 24, 2002, which is incorporated by reference in this Current Report on Form 8-K/A of Fair, Isaac and Company, Incorporated dated August 5, 2002.


PricewaterhouseCoopers LLP

San Diego, California
October 17, 2002